EXHIBIT 23.1

[LETTERHEAD OF WIPFLI, LLP]

CONSENT OF INDEPENDENT AUDITORS

Citizens Community Bancorp, Inc.
Eau Claire, Wisconsin

We consent to the incorporation by reference of our report dated December 6, 2007, with respect to the consolidated financial statements of Citizens Community Bancorp, Inc. for the year ended September 30, 2007, included in this annual report on Form 10-K, in the Registration Statement on Form S-8 pertaining to the Citizens Community Bancorp, Inc. 2004 Recognition and Retention Plan (File No. 333-128252) in the Registration Statement Form S-8 pertaining to the Citizens Community Bancorp, Inc. 2004 Stock Option and Incentive Plan (File No. 333-127996).

/s/ Wipfli, LLP

Wipfli, LLP
Eau Claire, Wisconsin
December 20, 2007